EXHIBIT 99.2

PARTNERS, DIRECTORS AND EXECUTIVE OFFICERS OF EACH REPORTING PERSON,

PERSONS CONTROLLING ANY REPORTING PERSON AND EXECUTIVE OFFICERS AND DIRECTORS OF PERSONS IN CONTROL OF ANY REPORTING PERSON

The name, business address, present principal employment and citizenship of each partner, director and executive officer of Splendid Days Limited is set forth below.

Splendid Days Limited

Name	Business Address	Present Principal Employment	Citizenship
Lau Tak Kei Arthur	Suite 62, 6/F New Henry House, 10 Ice House Street, Central, Hong Kong	Director of Splendid Days Limited	China

Splendid Days Limited is a wholly-owned subsidiary of Ark Pacific Special Opportunities Fund I, L.P., an exempted limited partnership organized under the laws of the Cayman Islands.  The principal business address for Ark Pacific Special Opportunities Fund I, L.P.  is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

Ark Pacific Special Opportunities Fund I, L.P.

Ark Pacific Investment Management Limited, a company organized under the laws of the Cayman Islands, is the general partner of Ark Pacific Special Opportunities Fund I, L.P.  The principal business address for Ark Pacific Investment Management Limited is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

The name, business address, present principal employment and citizenship of each partner, director and executive officer of Ark Pacific Investment Management Limited is set forth below.

Ark Pacific Investment Management Limited

Name	Business Address	Present Principal Employment	Citizenship
Ng Chi Keung Kenneth	Suite 62, 6/F New Henry House, 10 Ice House Street, Central, Hong Kong	Director of Ark Pacific Investment Management Limited	China
Damian Frane Juric	Raleigh Quay Gardens WB, PO Box 10250 APO, Grand Cayman, Cayman Islands KY1-1003	Director of Ark Pacific Investment Management Limited	Great Britain
Sha-Vourne Monique R. Rolle	1040 King’s Court, Britannia, PO Box 10250, Grand Cayman, Cayman Islands KY1-1003	Director of Ark Pacific Investment Management Limited	The Bahamas

The controlling person of Ark Pacific Investment Management Limited is Ng Chi Keung Kenneth.